Exhibit 99.B(d)(69)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005 and November 3, 2006

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Disciplined Equity Fund

Large Cap Growth Fund

Tax-Managed Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Sofia A. Rosala	By:	/s/ Scott Hayward

Name:	Sofia A. Rosala	Name:	Scott Hayward

Title:	Vice President	Title:	CEO

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Quantitative Management Associates LLC

(as assignee of Prudential Investment Management, Inc.)

As of July 1, 2003, as amended June 30, 2005 and November 3, 2006

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Disciplined Equity Fund
for Assets managed pursuant to 120/20 strategy	x.xx	%
for Assets managed pursuant to long-only strategy	x.xx	%
Large Cap Growth Fund	x.xx	%
Tax-Managed Large Cap Fund	x.xx	%

Agreed and Accepted:

SEI Investments Management Corporation		Quantitative Management Associates LLC

By:	/s/ Sofia A. Rosala	By:	/s/ Scott Hayward

Name:	Sofia A. Rosala	Name:	Scott Hayward

Title:	Vice President	Title:	CEO